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                                                                    EXHIBIT 21.1

                             CAROLCO PICTURES INC.
                              LIST OF SUBSIDIARIES

Carolco International Inc., a Netherlands Antilles corporation Carolco Films International Limited, a United Kingdom corporation Carolco Service Inc., a Delaware corporation
International Production Services Inc., a Delaware corporation Carolco Production Services Inc., a California corporation
Executive Air Leasing Inc., a Nevada corporation
Complete Film Corporation Inc., a Delaware corporation
The Vista Organization, Ltd., a Delaware corporation
TVO Management Resources, Inc., a Delaware corporation
Carolco Television Inc., a Delaware corporation
Carolco Studios Inc. (Delaware), a Delaware corporation
Carolco Studios Inc., a North Carolina corporation
Anabasis B.V., a Netherlands corporation
Carolco do Brasil Ltda., a Brazil corporation
Carolco Nominee B.V., a Netherlands corporation
Anabasis Investments N.V., a Netherlands Antilles corporation Cliffhanger B.V., a Netherlands corporation
Cliffhanger Productions Inc., a Delaware corporation
Cliffhanger Investment Holdings Inc., a California corporation Cliffhanger Management B.V., a Netherlands corporation
Period Films Inc., a California corporation
Medieval Films Inc., a California corporation
Cutthroat Productions Inc., a California corporation
Wagons East Productions Inc., a California corporation
Crusade Productions N.V., a Netherlands Antilles corporation
Wagons East N.V., a Netherlands Antilles corporation
Cutthroat Productions N.V., a Netherlands Antilles corporation Spiderman Productions Ltd., a British Virgin Islands corporation
TVO Motion Pictures Management Co., Inc., a Delaware corporation
The Vista Organization Distribution Co., Inc., a Delaware corporation Vista Partnership Songs, Inc., a Delaware corporation
The Vopic Corporation, a Delaware corporation